Exhibit 99.01

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com
Press Release

David Mott appointed Non Executive Director at Shire

Basingstoke, UK – October 31, 2007– The Board of Directors of Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ), the global specialty biopharmaceutical company, announces today that David Mott will join the Board as a Non Executive Director with immediate effect.

Mr Mott is Chief Executive Officer and President of MedImmune, Inc, a role he was appointed to in 2000.  He joined MedImmune in 1992 and has held positions of increasing responsibility in finance, strategic planning, business development, medical and regulatory including the positions of Chief Financial Officer and Chief Operating Officer.  MedImmune was acquired by AstraZeneca (AZ) in June 2007, and Mr. Mott is also now serving as Executive Vice President of AZ and a member of AZ’s Senior Executive Team.

Prior to joining MedImmune, Mr Mott was a Vice President in the Health Care Investment Banking Group at Smith Barney, Harris Upham & Co., Inc.

Mr Mott is a member of the Board of Directors of Rib-X Pharmaceuticals and also serves on the Boards of Directors of the Biotechnology Industry Organization (BIO) and the Technology Council of Maryland and MdBio. He holds a bachelor’s degree in economics and government from Dartmouth College, New Hampshire, USA.

Dr James Cavanaugh, Chairman of Shire commented:

“David’s experience in the pharmaceutical industry, particularly in biotechnology is a welcome addition to our Board.  As we reinforce Shire’s status as a growing global biopharmaceutical company, we will benefit greatly from David’s insight and talents.”

David Mott added:

“Shire is one of the most interesting companies in the industry with an impressive recent track record of launches and an equally exciting pipeline.  I’m very pleased to be joining the Shire team at this point in the Company’s development.”

There are no details that are required to be disclosed under paragraph 9.6.13( 1-6) of the Listing Rules of the Financial Services Authority.

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Eric Rojas (North America)	+1 484 595 8252
Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.  Shire believes that a carefully selected portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research; product development including, but not limited to, the successful development of JUVISTA® (Human TGFβ3) and GA-GCB (velaglucerase alfa); manufacturing and commercialization including, but not limited to, the launch and establishment in the market of VYVANSE™(lisdexamfetamine dimesylate) (Attention Deficit and Hyperactivity Disorder (“ADHD”)); the impact of competitive products including, but not limited to, the impact of those on Shire’s ADHD franchise; patents including, but not limited to, legal challenges relating to Shire’s ADHD franchise; government regulation and approval including, but not limited to, the expected product approval date of INTUNIV™ (guanfacine extended release) (ADHD); Shire’s ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire plc’s filings with the Securities and Exchange Commission, particularly Shire plc’s Annual Report on Form 10-K for the year ended December 31, 2006.